UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 29, 2021

(Date of earliest event reported)

Corvus Gold Inc.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	001-39437 (Commission File Number)	98-0668473 (IRS Employer Identification No.)

Suite 1750, 700 West Pender Street Vancouver, British Columbia Canada (Address of principal executive offices)	N/A (Zip Code)

Registrant’s telephone number, including area code:   (604) 638-3246

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Shares, no par value	KOR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 29, 2021, Corvus Gold Inc. (the “Company”) entered into an At-the-Market Offering Agreement (the “ATM Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”) as sales manager. Under the terms of the ATM Agreement, the Company will be entitled to sell, at its sole discretion and from time to time as it may choose, common shares in the capital of the Company (“Shares”) through Wainwright, with such sales having an aggregate gross sales value of up to US$12.6 million (the “Offering”). The ATM Agreement will remain in full force and effect until terminated in accordance with the terms therein.

Subject to the terms and conditions of the ATM Agreement, Wainwright will use its commercially reasonable efforts to sell the Shares from time to time, based upon the Company’s instructions.  The Company has provided Wainwright with customary indemnification rights, and Wainwright will be entitled to compensation equal to 2.0% of the gross sales price from sales, if any, of common shares under the ATM Agreement.

Sales of the Shares, if any, under the ATM Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made by means of ordinary brokers’ transactions, including on the Nasdaq Capital Market, at market prices or as otherwise agreed with Wainwright. The Company has no obligation to sell any of the Shares, and may at any time suspend offers under the ATM Agreement or terminate the ATM Agreement. Under the Offering, no offers or sales of Shares will be made in Canada, including through the Toronto Stock Exchange (the “TSX”) or other trading markets in Canada.

This report also incorporates by reference the ATM Agreement into the shelf registration statement on Form S-3 (File No. 333-229516) previously filed with the Securities and Exchange Commission on February 4, 2021, in the form in which it became effective on February 19, 2019 (the “Registration Statement”).  This report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The ATM Agreement is filed as Exhibit 10.1 to this report. The description of the ATM Agreement does not purport to be complete and is qualified in its entirety by reference to the ATM Agreement filed herewith as an exhibit to this report.

The opinion of the Company’s counsel regarding the validity of the Shares that will be issued pursuant to the Agreement is also filed herewith as Exhibit 5.1. This opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 7.01. Regulation FD Disclosure.

On January 29, 2021, the Company issued a press release announcing that it had entered into the at-the-market equity program and ATM Agreement. A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Exhibits.

Exhibit	Description
5.1*	Opinion of Cassels Brock LLP
10.1*	ATM Agreement dated January 29, 2021
99.1**	Press Release, dated January 29, 2021
99.2*	Consent of Scott Wilson
99.3*	Consent of Michael R. Young
99.4*	Consent of Adam R. House
99.5*	Consent of Richard Delong
99.6*	Consent of Deepak Malhotra
99.7*	Consent of Cassels Brock LLP (included in Exhibit 5.1 hereto)
* The foregoing exhibits are incorporated be reference as exhibits to the Company’s Form S-3 registration statement (No.333-229516)
** The foregoing exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVUS GOLD INC.

DATE: February 1, 2021	By:	/s/ Jeffrey A. Pontius
Jeffrey A. Pontius President & Chief Executive Officer